Exhibit 24.2

THE BLACK & DECKER CORPORATION

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Bruce H. Beatt, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to execute a registration statement on Form S-3 relating to the registration of one or more series of securities including, without limitation, debt securities, preferred stock, common stock (including associated depositary preferred stock purchase rights included in the common stock), warrants, depositary shares, stock purchase contracts and stock purchase units of Stanley Black & Decker, Inc., a Connecticut corporation, and to sign any and all amendments and supplements thereto, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorney-in-fact and agent, in his sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities on November 14, 2011.

Signature	Title	Date

/s/ James M. Loree James M. Loree	President (Principal Executive Officer)	November 14, 2011

/s/ Donald Allan Jr. Donald Allan Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 14, 2011

/s/ Kathryn P. Sherer Kathryn P. Sherer	Director	November 14, 2011

/s/ Donald J. Riccitelli Donald J. Riccitelli	Director	November 14, 2011